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                                                                    EXHIBIT 3.4


                           CERTIFICATE OF CORRECTION

                                      OF

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                        AMERITRADE HOLDING CORPORATION


        The undersigned hereby certify that the Certificate of Amendment of the Certificate of Incorporation of Ameritrade Holding Corporation, a Delaware corporation (the "Corporation") should be corrected as follows in accordance with the provisions of Section 103(f) of the Delaware General Corporation Law:

        That Article I of the Certificate of Amendment of the Certificate of Incorporation of the Corporation as filed on February 26, 1998 incorrectly stated that Article Fourth of the Certificate of Incorporation was to be amended and restated in its entirety when it was intended that only the first paragraph of Article Fourth of the Certificate of Incorporation was to be amended and restated. Accordingly, Article I of the Certificate of Amendment of the Certificate of Incorporation of the Corporation is corrected to read as follows:

         That it is advisable and in the best interests of the Corporation that the first paragraph of Article Fourth of the Certificate of Incorporation be amended; and that the Directors of the Corporation have duly adopted and presented to the shareholders entitled to vote thereon the following resolution setting forth a proposed amendment to the Certificate of Incorporation of such corporation:

                RESOLVED, that it is advisable and hereby proposed that the first paragraph of Article Fourth of the Certificate of incorporation of Ameritrade Holding Corporation be revoked and the following be and it hereby is adopted in substitution of the first paragraph of Article
        Fourth:

                FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is 69,000,000 shares, consisting of:

                (1) 3,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock");

                (2) 60,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Stock"); and



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              (3)   6,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Stock").

              The remainder of Article Fourth as it was originally filed on September 25, 1996.

        IN WITNESS WHEREOF, the undersigned Chairman and Chief Executive Officer and Secretary of Ameritrade Holding Corporation, hereby certify that the facts hereinabove stated are true and that the execution hereof is their voluntary act and deed and the voluntary act and deed of said Corporation, under penalties or perjury of the Corporation, has caused this Certificate of Correction to be executed this 11th day of December, 1998.






                                     AMERITRADE HOLDING CORPORATION


                                     By /s/ J. Joe Ricketts
                                        ---------------------------------------
                                        J. Joe Ricketts
                                        Chairman and Chief Executive Officer



Attest:


By: /s/ J. Peter Ricketts
   ---------------------------
   J. Peter Ricketts
   Secretary













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